Exhibit 99.2
ITEM 2. PROPERTIES
     On December 31, 2009, the plants and other facilities used by Cooper throughout the world contained an aggregate of approximately 20.8 million square feet of space, of which approximately 79 percent was owned and 21 percent was leased. The charts on the next page show the number of employees, square footage of facilities owned and leased and location of manufacturing facilities for each industry segment.

						Square Footage of
						Plants and Facilities
	Number of	Number and Nature of Facilities				(in millions)
Segment	Employees	Manufacturing	Warehouse	Sales	Other	Owned	Leased
Energy and Safety Solutions	10,462	57	16	68	3	6.3	1.8
Electrical Products Group	13,529	48	12	14	1	6.1	2.2
Tools	3,655	23	4	9	—	4.0	0.3
Other	609	—	—	—	3	—	0.1

Total	28,255	128	32	91	7	16.4	4.4

*	Multi-purpose facilities at a single location are listed in each applicable column.
Manufacturing Plant Locations

		Europe
	United	(Other	United		South				Republic				Saudi
Segment	States	Than UK)	Kingdom	Mexico	America	Australia	Canada	China	of China	India	Korea	Singapore	Arabia
Energy and Safety Solutions	25	10	8	3	1	2	0	3	1	2	1	1	0
Electrical Products Group	24	2	4	7	1	0	3	5	0	1	0	0	1
Tools	10	6	—	3	2	1	—	1	—	—	—	—	—

Total	59	18	12	13	4	3	3	9	1	3	1	1	1

*	Some facilities are shared by operations in multiple segments.

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